Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in Registration Statement No. 333-149316 on Form S-8 of our report dated April 30, 2015, relating to the consolidated financial statements and the related financial statement schedule of VisionChina Media Inc. and its subsidiaries and variable interest entities appearing in the annual report on Form 20-F of VisionChina Media Inc. for the year ended December 31, 2014.

/s/ Deloitte Touche Tohmatsu
Hong Kong
April 30, 2015